Exhibit 5.2

Skadden, Arps, Slate, Meagher & Flom llp

One Manhattan West

New York, NY 10001 ________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com January 9, 2024	FIRM/AFFILIATE
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Metals Acquisition Limited
3rd Floor, 44 Esplanade,
St. Helier, Jersey, JE4 9WG

RE:	Metals Acquisition Limited Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as special United States counsel to Metals Acquisition Limited, a public limited company incorporated under the laws of Jersey (the “Company”), in connection with the resale by the selling securityholders (the “Selling Securityholders”) of 6,535,304 private placement warrants issued pursuant to a Private Placement Warrants Purchase Agreement, dated July 28, 2021 (the “Warrant Agreement”), between Metals Acquisition Corp, a Cayman Islands exempted company, the Company’s predecessor (“MAC”), and Continental Stock Transfer & Trust Company, as warrant agent, which are exercisable at a price per share of $11.50 (the “Warrants”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)            the registration statement on Form F-1 (File No. 333-273088) of the Company relating to the Warrants filed with the Securities and Exchange Commission (the “Commission”) on June 30, 2023 under the Securities Act and Pre-Effective Amendment No. 1 thereto, including information deemed to be a part of the registration statement pursuant to Rule 430A and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on August 22, 2023;

Metals Acquisition Limited

January 9, 2024

(b)            the registration statement on Form F-1 (File No. 333-276216) of the Company relating to the Warrants filed with the Commission on December 22, 2023 under the Securities Act and Pre-Effective Amendment No. 1 thereto, including information deemed to be a part of the registration statement pursuant to Rule 430A (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(c)            the Agreement and Plan of Merger, dated May 22, 2023, between MAC and the Company (the “Merger Agreement”), pursuant to which MAC merged with and into the Company, with the Company continuing as the surviving company;

(d)            the form of Warrant Certificate (the “Warrant Certificate”) in the form of Exhibit 4.2 to the Registration Statement; and

(e)            an executed copy of the Warrant Agreement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Securityholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Securityholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Securityholders and others and of public officials, including the factual representations and warranties contained in the Transaction Documents.

As used herein, “Transaction Documents” means the Merger Agreement, the Warrant Certificate and the Warrant Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (the foregoing being referred to as “Opined-on Law”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

Metals Acquisition Limited

January 9, 2024

The opinions stated herein are subject to the following qualifications:

(a)            we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)            we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Documents with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Documents;

(c)            we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d)            except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(e)            the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein without regard to any agreement or other document referenced in such agreement or document (including agreements or other documents incorporated by reference or attached or annexed thereto);

(f)            we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(g)            we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(h)            to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;

Metals Acquisition Limited

January 9, 2024

(i)             we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a)            the Company (i) was duly incorporated and validly existing and in good standing under the Jersey Companies Law, (ii) had requisite legal status and legal capacity under the laws of the jurisdiction of its incorporation and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its incorporation in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

(b)            the Company had the corporate power and authority to execute, deliver and perform all its obligations under the Transaction Documents;

(c)            each of the Transaction Documents had been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;

(d)            the Company has validly assumed the obligations of MAC in accordance with the Transaction Documents;

(e)            neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations under each of the Transaction Documents: (i) conflicted or will conflict with the Amended and Restated Memorandum and Articles of Association or other comparable organizational documents of the Company, (ii) constituted or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement), (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (v) with respect to the Opined-on Law); and

(f)            neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Metals Acquisition Limited

January 9, 2024

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

RJD